UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock)	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 4, 2025, MainStreet Bancshares, Inc. (the “Company”) the holding company for MainStreet Bank, announced that the Company has repurchased 209,000 shares of outstanding common stock at $18.54 per share under its current stock repurchase program. The shares were repurchased in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements. As of September 30, 2025, our tangible book value was $24.81. After completion of this purchase, our common stock outstanding decreased to 7,496,571 shares and we have $6.1 million in remaining available capacity for additional share repurchases. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the program may be extended, suspended, or discontinued at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: November 4, 2025	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer